UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2006

Sunrise USA, Incorporated
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50370	33-1041835
(Commission File Number)	(IRS Employer Identification Number)

892 North 340 East, American Fork, UT  84003
(Address of Principal Executive Offices)

(801) 756-5831
(Registrant’s Telephone Number, Including Area Code)

3203 E. Ovid Avenue, Des Moines, IA  50317
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

▣  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

▣  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

▣  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

▣  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Accordingly, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those risk factors set forth in this report. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 15, 2006 Sunrise U.S.A. Incorporated (“Sunrise”) closed (the “Closing”) upon the Share Exchange Agreement dated June 7, 2006 (the “Exchange Agreement”) entered into by and among Sunrise, Pukka USA, Inc. (“Pukka”), Paul Ressler and Leonard DuCharme, the principal shareholders of Pukka, and all of other Pukka shareholders.  In accordance with the terms of the Exchange Agreement Sunrise issued 31,000,000 shares of Sunrise common stock in exchange for 100% of the issued and outstanding stock and all other outstanding equity interests of Pukka, resulting in Pukka becoming the wholly owned subsidiary of Sunrise (the “Acquisition”).  All references to “we” or “our” or the “Company” refer, collectively, to Sunrise and Pukka.

Pursuant to the Exchange Agreement, Sunrise (i) exchanged Twenty Four Million Seven Hundred Fifty Thousand (24,750,000) shares of its common stock for all of the issued and outstanding capital stock of Pukka, (ii) issued One Million Six Hundred Fifty Thousand (1,650,000) shares of its common stock to Legend Merchant Group, Inc. and (iii) issued Four Million Six Hundred Thousand (4,600,000) shares of its common stock to the holders of warrants for the purchase of Pukka common stock upon the exercise of the warrants at Closing. As a result of the Acquisition, the Pukka equity holders own approximately Ninety-Three and 87/100 percent (93.87%) of the issued and outstanding shares of Sunrise common stock.

In connection with the Acquisition, all directors and officers of Sunrise resigned and new directors and officers designated by Pukka were appointed.

Prior to the Acquisition, Sunrise was a blank check company as defined in Section 7(b)(3) of the Securities Act of 1933 (“Securities Act”).  Sunrise is also a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (“Exchange Act”). Pursuant to Item 2.01(f) of Form 8-K, we are required to include in this Report the information that we would be required to provide if we were filing a general form for registration of securities on Form 10-SB. This information is set forth below in this Item 2.01 and is organized in accordance with the Items set forth in Form 10-SB.

INFORMATION REQUIRED PURSUANT TO FORM 10-SB

FORM 10-SB PART I

Item 1. Description of Business.

The Company

Following the Acquisition, the consolidated group consists of Sunrise, Pukka, the principal operating subsidiary, and Red Iron Group, LLC (“RIG”), a consolidated affiliated company of Pukka. Pukka will be treated as the accounting parent of the consolidated group.

Pukka was originally formed as Pukka USA, LLC, a Utah limited liability company, on November 21, 2002.  The LLC form of ownership was statutorily converted under Utah law to a Utah corporation, on February 2, 2006.

RIG is a Utah limited liability company commonly controlled by the shareholders and management of Pukka, and is included in the accompanying financial statements as a consolidated affiliate.  RIG was formed on April 23, 2003.

Sunrise was incorporated on July 22, 1999 in the State of Nevada as a wholly-owned subsidiary of U.S.A. Sunrise Beverages, Inc., a South Dakota Corporation, and was distributed pare pa su to the shareholders thereof on September 20, 2000.

The accompanying audited consolidated financial statements for the years ending December 31, 2005 and 2004 include the accounts of Pukka USA LLC and its affiliated company RIG for all periods presented.

The accompanying unaudited condensed consolidated financial statements and the pro forma unaudited condensed consolidated financial information all for the six months ending June 30, 2006 include the accounts of Pukka and RIG for all periods presented.  The pro forma unaudited condensed consolidated financial information includes the pro-forma effect of the Acquisition had the Acquisition closed as of June 30, 2006.

The Business

Pukka manufactures and distributes recreational electric vehicles and develops electric motor technologies for use in electric motorized vehicles.

Products

The Company’s revenue has been derived from the sale of an electric mini-bike known as the Pukka GX400C.  Sales of this product, though originally strong, have declined from $885,046 in 2004 to $231,151 in 2005 and have continued to decline further in 2006.  The decline was brought about by the imposition of restrictions by various state and local authorities on the use of unlicensed motorized vehicles on public roads and streets.  Though there is no restriction on the use of these products on private property, public roadway restrictions limit their usefulness and serve to reduce the market for products of this type.

Proprietary technology

Pukka’s developing technologies include three (3) provisional patents and one (1) non-provisional patent filed with the U.S. Patent and Trademark Office.  The applications were filed for technology the Company believes to be unique in the application of:

(i) a maximum efficiency control device (“MEC”) that will allow an electric motor to run more efficiently by operating at or near it peak operating limit for a higher percentage of total operating time filed on December 1, 2005,

(ii) a hydraulic regenerative braking system (“HRB”) for capturing a moving vehicle’s kinetic energy for use in braking or battery recharging filed on November 3, 2005 and an update on December 12, 2005,

(iii) an integrated extended range propulsion system (“ERT”) linking three drive motors to the same transmission filed on November 3, 2005, and

(iv) a split-rim wheel (“Split-Rim”) that encapsulates a multi-speed planetary gear type transmission for light vehicles having small diameter wheels and small motors filed on October 4, 2004.

All of the foregoing patents were applied for by one or more of Pukka’s founders in 2004 and 2005, and were assigned to Pukka on December 15, 2005.

Competition

Pukka faces intense competition throughout the world for its products and technologies from current manufacturers of two-wheeled vehicles and automobiles as well as from new emerging vehicle manufacturers. On the market today throughout the world there are many reasonable-quality, low-cost, light gasoline-powered vehicles that have proven popular, such as scooters from Kymco and Honda as well as multiple brands from Chinese manufacturers.  While the market is growing rapidly, we believe that room exists for additional products, especially high-technology, premium-quality products. Since we believe that cost will be an important factor in gaining market acceptance of any of our products, we intend to manufacture our products in Asia in order to hold down our manufacturing costs.

We will also face heavy competition from both domestic and international companies in terms of commercializing—either on our own or by a licensing arrangement with a car company—micro automobiles that incorporate our proprietary technologies. The Smart Car brand from Europe is a likely competitor or licensee in the micro-car market. GEM, a division of Daimler Chrysler, is another potential competitor or licensee in the micro-car market. Reva, a micro electric car manufactured in India, could be another potential competitor or licensee. Virtually all major car companies are now selling multiple models of hybrid vehicles and all of these companies are continuing in their development efforts towards new hybrid technologies. These companies have greater financial, engineering, manufacturing, and marketing resources than we do. In addition, we face competition from smaller emerging companies that may be focusing their development efforts on technologies similar—or even superior—to ours.  We are not aware of any of these companies having adopted our integrated, three-motor approach to hybrid propulsion.  However, escalating fuel prices will likely catalyze the development of many new transportation technologies aimed at reducing fuel costs.

We believe that the patents we have applied for and our early entry into the hybrid-propulsion market will provide us with a competitive advantage. However, our long-term success will depend on whether we are able to develop superior products and market them effectively.

Distributing Our Products

We intend to distribute our two-wheeled vehicles through our direct and indirect relationships with motor sports vendors as well as through retail stores.  Since 2002, Pukka has established direct relationships with numerous motor-sports vendors in the United States and Canada. Through relationships with manufacturer representative groups we have also established indirect relationships with thousands of additional dealers in the United States and internationally. In addition, we have an ongoing relationship with the Army and Air Force Exchange Service—one of the largest retailers in the world—which sells our products through its system of “PX” stores.  Furthermore, one of Pukka’s goals is to develop its technology so as to incorporate it into automobiles for licensing to automobile manufacturers.

Manufacturing

None of our products will incorporate components that we believe will pose sourcing problems. Our primary manufacturing partner is Nortek (Macao Commercial Offshore) Limited (“Nortek”), a company with multiple manufacturing facilities in southeast China. We consider Nortek a close partner and ally since 2002, having built a mutual level of respect and trust.  Nortek is the sole manufacturer of Pukka’s current line of products and its principal is an equity holder in Pukka.

Research and Development

Since 2002, the founders have invested more than three years of full-time labor in developing the company’s catalog of intellectual properties as well as its distribution network and manufacturing relationships. However, the Company continues to require additional funding to support its ongoing development of our technologies.  In fact, several of our technologies are at early stages of development and require further work before completion. If we fail to invest in research and development, our products could become less competitive and less attractive.

Governmental Regulations

Vehicles intended for use on public roadways must satisfy regulations implemented by the United States Department of Transportation (“DOT”) and by the corresponding agencies in other countries.

Our vehicles are also subject to environmental regulations. In the United States, the Environmental Protection Agency has implemented new engine emissions standards that will go into effect during 2006. It will be difficult, and in many cases impossible, for two-stroke engines to meet these standards. These new standards present a competitive advantage for us, since two-stroke engines power many of our competitors’ light vehicles.  None of our products are intended to be powered by two-stroke engines.

The market for Pukka’s light electric vehicle GX400C has recently decreased in certain markets, primarily due to the passage of laws in some jurisdictions that limit the use of vehicles like the GX400C on public roadways. However, we expect that our future products will meet the requirements of the DOT for road travel.

Risk Factors

An investment in our securities is highly speculative and involves a high degree of risk. Therefore, in evaluating us and our business, you should carefully consider the risks set forth below, which are only a few of the risks associated with our business and with investing in our common stock.

Risk Factors Associated With Our Business

We face intense competition from larger
and financially stronger competitors

We face intense competition for our products and technologies throughout the world from manufacturers of two-wheeled vehicles and automobiles as well as emerging manufacturers. Our competitors are larger, are better financed and have access to existing technologies and production, distribution and financing sources unavailable to us.

We will need additional funding to continue
developing our technology and marketing our products.

The Company requires additional funding to achieve the goals stated in our business plan. In particular, we will need working capital to support continued development of our technologies. If we fail to invest in research and development, our products could become less competitive and less attractive. If we cannot borrow money to cover these costs, we will need to raise additional equity funding.  During the past few years the equity and debt securities markets have fluctuated significantly and offerings of those securities have been difficult to complete.  As a result, in the future, we may not be able to achieve the additional financing required to fund our operations and investments in research and development.  Even if we are able to obtain additional financing, such funding may not be available on favorable terms.  A lack of funds on favorable terms could have a material adverse effect on our business, financial condition, and operating results.

We are not generating significant revenues,
and we anticipate losses for the immediate future.

Sunrise was classified as a shell company and, as such, has had little or no revenues or assets during the past few years.  Pukka is not yet generating significant revenues, and we do not expect it to become profitable for some time. During the year ended December 31, 2005, Pukka generated revenues of $231,151 and had a net loss of $52,469 (which compares to revenues of $885,046 and net profits of $47,496 for the year ended December 31, 2004). We currently anticipate that cash expenditures during the next 24 months will exceed our operating revenues. If acceptance of our products is slower than we expect, we will incur a larger loss than expected and may be required to reevaluate our business plan, seek additional financing, or discontinue operations.  No assurances can be given that we will achieve profitability in the near future.

We have a limited number of manufacturers.

Due to our limited resources our products are manufactured by a single source.  This manufacturer is able to meet our current needs and manufacture desired quantities on a timely basis.  If our relationship with this manufacturer was to be discontinued or our needs were to increase, there can be no assurance that this manufacturer could provide the desired quantities of our products or that we would be able to obtain additional reliable manufacturers on a timely and economic basis.

Future sales of our products depend
on whether consumers embrace them.

Our financial success will depend largely on whether we are able to quickly and successfully establish, maintain, and then increase sales of our products. We have assumed that there is a substantial and growing consumer demand for light electric vehicles and other vehicles that offer dramatic fuel efficiencies. To date, we have not commenced retail distribution of our new products. Therefore, we can give no assurances that these products will achieve market acceptance or that such acceptance will occur in a timely manner.

We may experience delays in launching our products.

We may experience delays in bringing our new models to market due to development, manufacturing, or distribution problems. Such delays could adversely affect our ability to capture any meaningful share of the market, could decrease anticipated revenues and could increase our need for additional working capital.

Our business is subject to economic, political,
and other risks associated with international operations.

Our business is subject to risks associated with doing business internationally.  Our contract manufacturer’s headquarters and factory are located in China.  As a result, we are subject to risks due to changes in foreign currency exchange rates, changes in political or economic conditions, trade-protection measures, import or export licensing requirements, delays in shipping of our product caused by terrorism, potential labor activism, or inclement weather overseas, difficulty in managing widespread manufacturing operations, and less effective protection of intellectual property. China has been faced with political instability in the past and such instability may recur in the future. Such a recurrence could have a material adverse effect on our business.

We may be unable to obtain trademarks and patents
protecting our proprietary technology and assets.

Our ability to compete and operate successfully depends in part on our creating, developing, licensing, or acquiring proprietary technology. For us to operate effectively, this technology needs to be protected. We rely primarily on patent, trademark, and trade secret laws, confidentiality procedures, and contractual provisions to establish and protect our proprietary rights.

Pukka is the assignee of provisional patent applications filed with respect to certain proprietary technology we have developed. The process of seeking patent protection is both costly and lengthy. In addition, we cannot be certain that the patents we seek will be granted, and we cannot be sure that our patent filings will be sufficient in strength or scope to prevent misappropriation of our technology or other intellectual property.

We may be unable to effectively protect our
intellectual assets and proprietary technology

As part of our standard confidentiality procedures we enter into non-disclosure agreements with our employees and consultants. Despite these precautions, other persons could copy or otherwise obtain and use our technology without authorization, or independently develop similar technology.

In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. We cannot assure you that the protection afforded our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any patents or other intellectual property rights we hold.  Infringement of our intellectual property rights could result in lost revenue opportunities.

We may be subject to claims that we have infringed
the proprietary rights of others.

Although we do not believe that any of our products infringe the proprietary rights of others, we can give no assurances that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us, or that any such assertions or prosecutions will not materially adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our other primary business activities. In addition, the assertion of infringement claims could result in court ordered injunctions that prevent us from distributing our products. If any claims or actions are asserted against us, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, if at all.

Our growth could strain our resources.

We expect to grow at a rate that will place a significant strain on our managerial, operational, and financial resources. To manage this growth, we would have to develop and install operational and financial systems, as well as hire, train, and manage new scientists, engineers and other employees, in addition to independent consultants. Our success depends upon our ability to attract, retain, and motivate key employees, including those in managerial, engineering, marketing, and other roles. We can give no assurances that we will be able to locate and hire the individuals we will need as our business grows.

We may suffer as a result of other unforeseen business risks.

The U.S. market for light electric vehicles and hybrid vehicles is in its infancy. As a result, we may be subject to risks that we have not foreseen or fully appreciated. We are subject to all the risks inherent in a small company seeking to develop, market, and distribute new products. The likelihood of our succeeding must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with developing, introducing, marketing, and distributing new products or services in a competitive environment. We cannot guarantee that we will achieve our goals or meet our projections.

Fluctuation in world oil prices may adversely affect us.

Consumer interest in ultra-fuel-efficient vehicles is driven largely by the price of oil and other fossil-based fuels, such as propane and liquid natural gas. If world supplies of these fuels unexpectedly increases, whether due to the discovery of new natural resources, increased refinery capacity, or new and improved supply distribution technologies, consumer interest in hybrid vehicle technologies could drop significantly.

Discovery or the invention of alternative energy sources
could adversely affect us.

The discovery or invention of other alternative energy sources could adversely affect our business.  With world-wide interest in alternative transportation solutions on the rise, it is possible that new energy sources may be discovered or invented. Development of a low-cost, clean, and abundant energy source suitable for transportation-size vehicles could negatively affect our business.

Government-imposed restrictions could negatively affect us.

Our products are subject to government-imposed restrictions on use.  If national, state, or local governments around the world impose significant restrictions on the use of light vehicles, our business and future prospects could be negatively affected.  In fact, the market for our light electric vehicle, the GX400C, has recently decreased due to the passage of laws prohibiting the operation of our product without a license and other laws that prohibit motorized, unlicensed vehicles from operating on public roads.

Risk Factors Related To Our Common Stock and Its Value

There may be future dilution of our common stock

If we sell additional equity or convertible debt securities, those sales could result in additional dilution to our shareholders.

There is no public trading market for our common stock

There has never been any established trading market for our shares of common stock.  Once the Securities and Exchange Commission has indicated to us that they have completed their review process, we intend to submit for quotation of our common stock on the OTC

Bulletin Board of the NASD.  No assurance can be given that any market for our common stock will develop or be maintained.  For any market that develops for our common stock, the sale of restricted securities (common stock) pursuant to the SEC’s Rule 144 by current stockholders or any other persons to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market, along with sales made pursuant to registration statements filed respecting shares that come within the interpretations of the Wulff Letter or otherwise.  See “Description of Securities - Authorized and Outstanding,” Form 10-SB, Part I, Item 8 and "Recent Sales of Unregistered Securities," Form 10-SB Part II, Item 4.

There may be State Blue-Sky law restrictions
on the resale of our common stock

Under the securities laws of certain states, shares of our common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be able to be sold unless our common stock has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Our common stock may be considered a penny stock

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). It is highly likely that our common stock may be considered a penny stock under the SEC’s rules.  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

Sale of a substantial number of shares of our common stock may cause the price of our common stock to decline

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. At the time of this filing, only 367,187 shares of the total of 33,023,543 shares of our issued and outstanding common stock are freely tradable (by reason of a pre-Share Exchange Agreement registration filing by

Sunrise).  However, many of the remaining shares of the Company’s common stock may be sold pursuant to the SEC’s Rule 144 and, in any event, the Company is committed to file a registration statement within the next year which could permit the free trading of a majority of the Company’s common stock.  The availability of such a significant number of shares of our common stock for public trading could cause the price of our common stock to decline.

Our obligation to register shares of our common stock
may increase the number of shares available for public
trading – subject to lock-up/leak-out restrictions

20,406,356 shares of our issued and outstanding common stock are covered by a registration rights agreement and will be freely tradeable upon effectiveness of a registration statement filed in accordance with the terms of such registration rights agreement.  The registration rights agreement provides holders of the 20,406,356 shares with a “best efforts” covenant by the Company to register these shares within one year of the closing of the Share Exchange Agreement between Sunrise and Pukka, and it provides these holders with piggyback rights for certain other registration statements the Company voluntarily files.  Upon filing of such a registration statement, the number of shares of our common stock available for public trading may increase to a level which may have a depressing effect on our stock price.

12,500,000 shares of the aforementioned 20,406,356 shares are subject to the terms of a lock-up/leak-out agreement pursuant to which the holders of these 12,500,000 shares have agreed to restrict their rights to sell, or otherwise dispose of, any common stock, options, warrants or convertible securities of the Company in accordance with the terms of such lock-up/leak-out agreement.  The lock-up/leak-out agreement provides that holders of these 12,500,000 shares will not transfer their shares for a period of 60 days from the first day of a bid/ask market for the Company’s shares of common stock, unless otherwise provided.  The lock-up/leak-out agreement permits a daily allotment of shares (in blocks of either 2,500 or 5,000 shares) to be sold by such shareholders, but restricts any sales of shares under the lock-up/leak-out agreement to be made only at the “offer” or “ask” price and in any event for not less than $1.00 per share.  The lock-up/leak-out agreement further prohibits the holders of these 12,500,000 shares from engaging in any short selling of these shares.  The restrictions imposed by the lock-up/leak-out agreement will terminate 18 months following the closing of the Share Exchange Agreement between Sunrise and Pukka (or earlier in the event of a control change of the Company as described in the lock-up/leak-out agreement).

Dependence on Key Management

The success of the Company depends, to a significant degree, upon the continued service of our management personnel and advisors, and the ability to attract, retain and motivate qualified engineers, research and development personnel, managerial and sales personnel. There can be no assurance that we will be able to retain existing employees or attract, retain and motivate highly- qualified personnel in the future.

Employees

We currently have three (3) employees.

Reports to Security Holders

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s regional offices, or the SEC’s public reference facilities Washing, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549, and on the SEC Internet site at www.sec.gov. You also may request a copy of these filings by writing us at 892 North 340 East, American Fork, UT  84003, or by calling us at(801) 756-5831.

Item 2. Management’s Discussion and Analysis or Plan of Operations

We are a technology company engaged in the development and marketing of electric powered vehicles and products.  Our initial product is the GX400C electric mini-bike.  A manufacturing company located in Yantian, China manufactured the GX400C for us.  Sales of this product, though originally strong, have declined from $885,046 in 2004 to $231,151 in 2005 and have declined further in 2006.  We believe the decline was brought about by the imposition of restrictions by various state and local authorities on the use of unlicensed motorized scooters on public roads and streets.  Though there is no restriction on the use of these products on private property, public roadway restrictions limit their usefulness and serve to reduce the market for products of this type.

In 2005 our business effort was refocused and devoted principally to the development of our hybrid technology applications, which resulted in our four (4) filings with the U.S. Patent Office.

Results of Operations

We incurred a net loss of $52,469 for the year ended December 31, 2005 and a net loss of $625,024 for the unaudited six months ended June 30, 2006 including stock-based compensation expenses in the six months of $384,408.  The stock-based compensation is based on issuing 10,650,000 shares of our common stock and granting warrants for the purchase of 3,600,000 shares of our common stock at a price of $0.001 per share.

Our $52,469 net loss for the year 2005 was in comparison to a net income of $47,496 for the year 2004.  The loss was principally due to a decrease in the sale of our GX400C mini-bike.  In addition, in 2005, our management invested their effort and our resources to the development of alternative hybrid technology products resulting in our patent filings.

Plan of Operations

During the period since inception of our business, November 2002 to June 30, 2006 we had incurred operating losses totaling $629,997.  On June 30, 2006 we had a working capital deficiency of $169,484 and a stockholder’s deficit of $195,216.

The continuation of the Company as a going concern is dependent upon the continued financial support from our shareholders, our ability to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Our auditors have expressed substantial doubt concerning our ability to continue as a going concern.

As of June 30, 2006, we had cash on hand of $16,085 and our liabilities totaled $240,198 with $117,669 owed to our principal executive officers and a shareholder.

Commercial Initiatives

We have four technologies for which we have made patent filings: (1) MEC, (2) HRB, (3) ERT, and (4) split-rim transmission. MEC (Maximum Efficiency Control) is a new paradigm in motor control circuitry. We have completed approximately 50% of the design of this circuitry. MEC is applicable for any size of electric/hybrid vehicle, ranging from two-wheel, scooter-type devices to large industrial vehicles. We expect MEC to be ready for commercialization in summer of 2007. HRB (Hydraulic Regenerative Braking) is a novel approach for making HRB systems relevant to small, three and four-wheeled commuter vehicles. HRB could be ready for commercialization as early as the fourth quarter of 2007 but will most likely be ready in 2008. ERT is a linkage technology that enables three separate drive motors to utilize the same power path into a CVT transmission. ERT is applicable to three and four-wheeled vehicles. ERT design cannot be implemented until MEC and HRB are at a later stage of development. Our split-rim transmission technology is ready for commercialization at any time and is applicable to two and three-wheeled vehicles. Commercialization of all of these technologies will require a substantial input of capital over the next twelve to twenty-four months.

Liquidity and Capital Resources

Since our founding, we have financed our operations from sales and through the sale of our equity securities to investors and from borrowings.  We expect to finance operations through the sale of equity in the foreseeable future as we receive minimal revenue from our current business operations.  There is no guarantee that we will be successful in arranging financing on acceptable terms.

We have raised equity capital through issuances of common stock and debt. During the six months ended June 30, 2006 we received proceeds of $140,000 from the issuance of common stock and a promissory note.

At June 30, 2006, we had $16,085 cash on hand.  Our ability to raise additional capital is affected by trends and uncertainties beyond our control.

Our current operating funds are less than necessary for commercialization of our planned products, and therefore we will need to obtain additional financing in order to complete our business plan. We anticipate that up to $2,000,000 of additional working capital will be required over the next 12 months for market introduction of these products through joint venture partners or otherwise. We do not have sufficient cash on hand to meet these anticipated obligations.

We do not currently have any arrangements for financing and we may not be able to find such financing if required.  Obtaining additional financing would be subject to a number of factors, including investor sentiment.  Market factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Our auditors are of the opinion that our continuation as a going concern is in doubt. Our continuation as a going concern is dependent upon continued financial support from our shareholders and other related parties.

Item 3. Description of Property

Pukka does not own any property, and rents office and storage space on a month-to-month basis.  On June 15, 2006, Pukka entered into a 5 year lease for approximately 3,000 square feet of stacked office and 4,500 square feet of warehouse space located in Bluffdale Utah.  Occupancy of the new premises is expected to occur in September, 2006.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table indicates how many shares of our common stock were beneficially owned as of August 15, 2006, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) our directors and executive officers as a group.

In general, “beneficial ownership” includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 33,023,543 shares outstanding on August ___, 2006. The address of each director, executive officer and certain beneficial owners is listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Paul Ressler Director, President and COO 942 North 240 East American Fork, UT 84003	4,216,521	12.77%
Leonard DuCharme Director and CEO 892 North 340 East American Fork, UT 84003	3,916,521	11.86%
Darren Jensen Director and Secretary 892 North 340 East American Fork, UT 84003	2,854,268	8.64%

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Kripaitis & Associates, LLC (1)(2)(3) 39 Wyandotte Ave. Oceanport, NJ 07757	1,750,000	5.3%
Peter Kristensen (2)(3) 7668 Quicksilver Dr. Salt Lake City, UT 84121	2,666,667	8.08%
F. Briton McConkie, Jr. (2)(3) 4014 Splendor Way Salt Lake City, UT 84124	2,666,667	8.08%
Passport Financial, LLC (2)(3) 14701 Nestled Cove Draper UT 84020	2,666,666	8.08%
Legend Merchant Group, Inc. (2) 30 Broad Street, 38th Floor New York, NY 10004	1,650,000	5.0%
Christopher Giordano (3)(4) 264 Union Blvd., First Floor Totowa, NJ, 07512	1,811,846	5.49%
All officers and directors as a group (3 persons)	10,987,310	33.27%

_____________________________

(1)	Includes 500,000 shares owned by Ann Marie Kripaitis, the mother of Ray Kripaitis, president of Kripaitis & Associates, LLC.

(2)	These shares are subject to registration pursuant to a Registration Rights Agreement entered into among Sunrise and certain shareholders on June 7, 2006. See Part III Item 2.

(3)	Resale of these shares is limited by a Lock-Up/Leak-Out Agreement entered into among Pukka and certain shareholders. See Part III Item 2.

(4)	(1) Includes 3,159 shares of Sunrise’s common stock owned by Mr. Giordano’s mother and non-resident minor children and 1,011,843 shares of Sunrise’s common stock owned by Birchwood Capital Advisors Group, Inc., a company wholly-owned by Mr. Giordano.

Item 5. Directors, Executive Officers, Promoters and Control Persons

Our directors, officers and key employees are as follows:

Name	Age	Position
Leonard DuCharme	47	Director and CEO
Darren Jensen	43	Director, Secretary and Treasurer
Paul Ressler	40	Director, President and COO

The business experience, principal occupations and employment of each of the above persons during at least the last five years are set forth below.

LEONARD DUCHARME.  In February 2006, Mr. DuCharme joined our Board of Directors and became our Chief Executive Officer. From November 2002 through January 2006, Mr. DuCharme was a Manager and co-founder of our predecessor entity, Pukka USA LLC.  In 2001, Mr. DuCharme brought together a management team, created a business plan, secured funding, and co-founded RDR Global, the manufacturer of the MyGo, an electric drive unit that could be attached to any Razor-type push scooter in less than a minute.  Mr. DuCharme is Mr. Jensen’s brother in-law.

DARREN JENSEN.  In February 2006, Mr. Jensen joined our Board of Directors and became our Secretary. From June 2003 through January 2006, Mr. Jensen was a Manager of our predecessor entity, Pukka USA LLC.   Prior to 2003 he managed circulation operations for a cluster of newspapers owned by MediaNews Group in Northern California. He was also a partner of RDR Global. Darren joined Pukka during the final prototyping phase and was instrumental in bringing the product to market. Mr. Jensen is Mr. DuCharme’s brother in-law.

PAUL RESSLER.  In February 2006, Mr. Ressler joined our Board of Directors and became our President and Chief Operating Officer.  From November 2002 through January 2006, Mr. Ressler was a Manager and co-founder of our predecessor entity, Pukka USA LLC. Since 2001, Mr. Ressler has focused his attention to the light electric vehicle market. He was the co-founder of RDR Global, the manufacturer of the MyGo, and highly instrumental in developing its relationship with Razor USA, who sells the product under the XLR8R brand.  Mr. Ressler currently serves on the board of trustees of the Top Flight Fund (TOPFX) an open-end, no-load mutual fund.

Committees

We do not have any standing audit committee.  We also do not have standing nominating, or compensation committees of the Board of Directors.  The fact that we only have three directors and executive officers, we believe that we are able to effectively manage the issues normally considered by such committees.

Item 6. Executive Compensation

The following table discloses the compensation we paid to our senior executive officers, in the six months ending June 30, 2006 and during the 3 preceding fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Leonard DuCharme Director and CEO	2006 2005 2004 2003	54,000 16,000 27,000 0	- - - -	- - - -	- - - -	- - - -	- - - -	- - - -
Darren Jensen Director, Secretary and Treasurer	2006 2005 2004 2003	45,000 20,000 31,000 0	- - - -	- - - -	- - - -	- - - -	- - - -	- - - -
Paul Ressler Director, President and COO	2006 2005 2004 2002	54,000 30,500 43,000 0	- - - -	- - - -	- - - -	- - - -	- - - -	- - - -

(1) One-half of Salary compensation for the six months ending June 30, 2006 as to each person is accrued and unpaid.

Employment Agreements

None of our employees have employment agreements.

Item 7. Certain Relationships and Related Transactions.

Leonard DuCharme, Paul Ressler, Darren Jensen, and Cary Peterson are the owners of Red Iron Group LLC (“RIG”).  RIG is a distributor similar to other distributors of Pukka products. In accordance with the terms of this program RIG maintains a dealer network, purchases product at distributor cost, and resells to dealers.

Wayne DuCharme is brother to our director and Chief Executive Officer, Leonard DuCharme.  Wayne DuCharme is a Pukka shareholder and one of our retailers in Tacoma, WA.  Mr. DuCharme is a dealer under our standard distributor and dealer agreement and does not have any exclusive or any other special arrangement outside this program.  In accordance with the terms of this program he purchases product at dealer cost and resells product to customers.

Peter Kristensen, F. Briton McConkie, Jr. and Passport Financial, LLC were issued 2,666,667, 2,666,667 and 2,666,666 shares of Pukka common stock, respectively, in consideration for consulting services rendered to Pukka through March 2006.  The accompanying financial statements for the six months ended June 30, 2006, include stock-based compensation expense of $72,533 apiece.

Birchwood Capital Advisors, Inc. (“Birchwood”) and the Company entered into a consulting services agreement on January 1, 2006 for consulting services rendered and to be rendered through January 1, 2007.  In consideration for their services Birchwood received 1,000,000 shares of common stock.  The accompanying financial statements for the six months ended June 30, 2006, include stock-based compensation expense of $27,200.

Legend Merchant Group, Inc. (“Legend”) and the Company have entered into a consulting services agreement on April 1, 2006 for consulting services rendered and to be rendered through April 1, 2008.  In consideration for their services Legend received 1,650,000 shares of common stock.  The accompanying financial statements for the six months ended June 30, 2006, include stock-based compensation expense of $44,880.

There were no material transactions, or series of similar transactions, during the period ended June 30, 2006, or our last two calendar years ended December 31, 2005, and 2004, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to our Company to own of record or beneficially own more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Item 8. Description of Securities

Authorized and Outstanding

Sunrise’s authorized capital stock consists of 99,000,000 shares of common stock, par value $.0001 per share and 1,000,000 shares of preferred stock, par value $.0001 per share. As of date of this Report, there were issued and outstanding 33,023,543 shares of common stock and -0- shares of preferred stock.  The following table summarizes the number of the Company’s shares of common stock, which are subject to restrictions and the number that have been granted rights to registration and are subject to leak-out restrictions.

As of the Date of Closing

Total shares of common stock issued and outstanding	33,023,543
==============

Shares available for resale without restriction or limitation	367,187

Shares which may be sold only pursuant to registration or an exemption from registration	32,656,356

Shares which are subject to SEC’s Wulff letter restrictions (1)	2,656,356

Shares subject to registration rights agreement (2)(3)	20,406,356

Shares subject to the Lock-Up/Leak- Out Agreement (2)(4)	12,500,000

(1)   Generally, restricted securities can be resold under Rule 144 once they have been held for at least one year, provided that the issuer and seller of the securities each satisfies certain requirements thereunder.  Once two years have lapsed, assuming the holder of the securities is not an "affiliate" of the issuer, unlimited sales can be made without further compliance with the terms and provisions of Rule 144.

In January, 2000, Richard K. Wulff, the Chief of the Securities and Exchange Commission's Office of Small Business, wrote a letter to Ken Worm, the Assistant Director of the OTC Compliance Unit of NASD Regulation, Inc., in response to a request for guidance (the "Wulff Letter").  The full text of the Wulff Letter can be examined in the CCH Federal Securities Law Reporter, 1990-2000 Decisions, Paragraph No. 77,681, issued under the name "NASD Regulation, Inc."

In his request, Mr. Worm had referred to several situations in which non-affiliate stockholders of blank check or shell companies had sought to treat their shares as free trading or unrestricted securities.  As defined in the Wulff Letter, a blank check or shell company is "a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person."  Sunrise is a blank check and/or shell company as contemplated by the Wulff Letter.

The Wulff Letter stated that promoters and affiliates of blank check or shell companies, as well as transferees of their securities, are "underwriters" with respect to such securities.  Accordingly, transactions in these companies' securities by promoters, affiliates or their transferees do not fall within the scope of the Rule 144 "safe harbor" resales . . . or the Section 4(1) exemption from registration for resales under the Securities Act."

As a result, it is the position of the Securities and Exchange Commission that these securities may be resold by these persons only pursuant to registration under the Securities Act.  According to the Wulff Letter, this restriction would continue to apply even after the blank check or shell company completes a merger or acquisition transaction with an operating entity.  Messrs Omar Barrientos and Christopher Giordano are “affiliates” of Sunrise, as contemplated by the Wulff Letter, and have agreed that neither they nor their affiliates will publicly resell their securities without registration under the Securities Act.

(2)   See Part III Item 2.

(3)   Includes shares subject to Wulff letter restrictions.

(4)   These shares are subject to the registration rights agreement.

Common Stock

Voting Rights

Holders of Sunrise common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of holders of at least 51% of the outstanding shares of Sunrise’s common stock constitutes a quorum for the transaction of business.

Dividends

There are no restrictions in Sunrise’s articles of incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statue does, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus (unless our articles of incorporation permit otherwise) the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Preemptive Rights

Holders of Sunrise’s common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Reverse Stock Split

On February 15, 2006, shareholders owning a majority of Sunrise’s issued and outstanding shares approved in writing a reverse split of our issued and outstanding common stock at the rate of one new share for thirty eight existing shares.  This reverse stock split was effective on March 23, 2006 upon the filing of an amendment to Sunrise’s Articles of Incorporation with the State of Nevada.  The par value of the common stock remained at $0.0001 per share.

2005 Stock Option Plan

On February 15, 2006, Sunrise implemented its 2005 Stock Option Plan (the “Plan”).  The Plan reserves 250,000 shares of Sunrise’s unissued common stock for issuance in accordance with the terms of the Plan.  Initial grants pursuant to the plan include two (2) grants for the purchase of a total of 212,000 shares effective upon the Effective Date of the Plan.  As of the date of this Report, the initial grants were exercised in full, and there remain no options outstanding under the Plan, and 38,000 shares are available for future grant.

FORM 10-SB PART II

Item 1. Market Price Of And Dividends On The Registrants Common Equity And Other Shareholder Matters

As of the date of this Report, there is no established trading market for our common stock. As of August 15, 2006, the number of shareholders of record of our issued and outstanding common stock was 33,023,543.  We have no shares preferred stock issued and outstanding.

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we declare and pay dividends will be determined by our board of directors at their discretion subject to certain limitations imposed under Nevada law. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

The transfer agent for our common stock is Signature Stock Transfer Company.

Item 2. Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 3. Changes In and Disagreements With Accountants

None.

Item 4. Recent Sales of Unregistered Securities

Name and Relationship	Date Acquired	Aggregate Shares	Aggregate Consideration

Issued for Services
Stock Options under the 2005 Stock Option Plan, Sunrise Consultants (1)	March 24, 2006	212,000	$ 40,000
Peter Kristensen, Brit McConkie and Passport Financial, LLC,(2) Pukka Consultants	March 1, 2006	8,000,000	$ 217,600
Legend Merchant Group, Inc., Pukka Advisor (2)	April 7, 2006	1,650,000	$ 44,880
Transcontinental Media, Ltd.; MNDD Communications, Ltd. and Topaz Analytic, Ltd., Pukka Advisors (2)	April 10, 2006	3,600,000	$ 94,320
Birchwood Capital Advisors Group, Inc. (2) Pukka Consultant	January 1, 2006	1,000,000	$ 27,200
Issued for Cash or Other Property (1):
Omar Barrientos and Christopher Giordano (1) Sunrise Affiliates	November 15, 2005	630,306	$ 12,500
6 Pukka Shareholders (2)	March 13, 2006	4,500,000	$ 100,000
Pukka Shareholder (2)	March 7, 2006	100,000	$ 25,000
Pukka Shareholder (2)(3)	February 6, 2006	15,000	$ 408
All Pukka Shareholders (1)(4)	August 15, 2006	31,000,000	$ -

_____________________________
(1)	Sunrise issued all of these securities to persons who were "accredited investors," and each had prior access to all material information about us. This offering and sale of shares of common stock qualified for exemption under Section 4(2) and/or Section 4(6) of the Securities Act, since the issuance by Sunrise did not involve a public offering. The offering was not a public offering as defined in Section 4(2) and/or Section 4(6) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. Sunrise did not undertake an offering in which Sunrise sold shares to a large number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) and/or Section 4(6) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by Sunrise. Based on an analysis of the above factors, Sunrise has met the requirements to qualify for exemption under Section 4(2) and/or Section 4(6) of the Securities Act for this transaction.

(2)	Pukka issued all of these securities to persons who were "accredited investors," and each had prior access to all material information about us. This offering and sale of shares of common stock qualified for exemption under Section 4(2) and/or Section 4(6) of the Securities Act, since the issuance by Pukka did not involve a public offering. The offering was not a public offering as defined in Section 4(2) and/or Section 4(6) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. Pukka did not undertake an offering in which Sunrise sold shares to a large number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) and/or Section 4(6) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by Sunrise. Based on an analysis of the above factors, Pukka has met the requirements to qualify for exemption under Section 4(2) and/or Section 4(6) of the Securities Act for this transaction.

(3)	Pukka also issued its $15,000 promissory note together with these 15,000 shares of common stock as additional interest.

(4)	Sunrise acquired Pukka by issuing 31,000,000 shares of its common stock to all shareholders of Pukka pursuant to the Stock Exchange Agreement. We believe these securities were exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and/or Section 4(6) thereof.

Item 5. Indemnification of Officers and Directors

Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our articles of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

(1)   conducted himself or herself in good faith;

(2)	reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

(3)	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FORM 10-SB PART F/S

See Item 9.01 Financial Statements and Exhibits, item (a) Financial Statements of Business Acquired and item (b) Pro Forma Consolidated Financial Information

FORM 10-SB PART III

Item 1.     Index to Exhibits

See Item 9.01 Financial Statements and Exhibits, item (d) Exhibits.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

All sales of unregistered securities by the Company have been described above at “Recent Sales of Unregistered Securities,” Form 10-SB, Part II, Item 4.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

Sunrise incorporates be reference the information set forth in the Schedule of 14F-1 that it filed with the Commission on June 13, 2006.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)   Resignation of Principal Officers and Directors

On August 15, 2006, Omar Barrientos resigned as President and Treasurer and as a Director of Sunrise, effective immediately.

On August 15, 2006, Gene Fairchild resigned as Secretary and as a Director of Sunrise, effective immediately.

(c)   Appointment of Principal Officer

On August 15, 2006, Sunrise’s board of directors appointed Leonard DuCharme to be its Chief Executive Officer, effective immediately, Paul Ressler to be it’s President and Chief Operating Officer, effective immediately, and Darren Jensen to be it’s Secretary and Treasurer, effective immediately.

(d)   Appointment of Directors

On August 15, 2006, the following persons were appointed directors of Sunrise:  Paul Ressler, Leonard DuCharme, and Darren Jensen.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The information provided in Item 2.01 of this Report is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired

Audited consolidated financial statements of Pukka USA LLC and Affiliate as of the years ended December 31, 2005 and 2004.

Unaudited consolidated financial statements of Pukka USA Inc. and Affiliate as of the six months ended June 30, 2006.

(b)   Pro Forma Consolidated Financial Information

Pro forma unaudited consolidated financial information showing the effects of the acquisition as to the consolidated reporting group of Sunrise U.S.A. Incorporated together with its wholly-owned subsidiary (Pukka USA, Inc.) and their affiliated company (Red Iron Group, LLC) for the six months ended June 30, 2006.

(c)   Not Applicable

(d)   Exhibits

3.1	Articles of Incorporation (1)
3.2	By-Laws (1)

10.1	Share Exchange Agreement dated June 7, 2006 (2)
10.1.1*	Signature Pages to Share Exchange Agreement
10.2*	Waiver of Share Exchange Agreement Condition
10.3*	Second Waiver of Share Exchange Agreement Condition
10.4*	Third Waiver of Share Exchange Agreement Condition

10.5*	Consent and Acceptance

10.6	Registration Rights Agreement dated June 7, 2006 (2)
10.6.1*	Signature Pages to Registration Rights Agreement

10.7*	Lock-Up/Leak-Out Agreement dated June 7, 2006

10.8*	Assignment of Patent Rights (Patent ## 10/958,152, 60/732,574 and 60/748934)
10.9*	Assignment of Patent Rights (Patent ## 60/732,613 and 60/748935)

10.10*	Lease Agreement, dated June 15, 2006, between Pukka and Point Management, LLC

10.11*	Corporate Services Agreement, dated January 1, 2006, by and between Pukka USA, Inc. and Birchwood Capital Advisors, Inc.

10.12*	Corporate Services Agreement, dated April 7, 2006, by and between Pukka USA, Inc., and Legend Merchant Group

10.13*	Investor Relations Agreement dated April 3, 2006, Warrant Agreement and Consent to Substitution of Shares of Sunrise USA Incorporated Common Stock with Transcontinental Media, Ltd.

10.14*	Investor Relations Agreement dated April 3, 2006, Warrant Agreement and Consent to Substitution of Shares of Sunrise USA Incorporated Common Stock with MNDD Communications, Ltd.

10.15*	Investor Relations Agreement dated April 3, 2006, Warrant Agreement and Consent to Substitution of Shares of Sunrise USA Incorporated Common Stock with Topaz Analytics, Ltd.

10.16*	Product Purchase Agreement, dated as of September 24, 2002,
10.17*	Manufacturing Representative Agreement, dated as of February 1, 2005
10.18*	Sales and Service Representative Agreement, dated as of March 31, 2005
10.19*	Professional Services Agreement, dated as of April 1, 2005

17.1*	Resignation Letter of Omar Barrientos dated August 15, 2006
17.2*	Resignation Letter of Gene Fairchild dated August 15, 2006

21.1*	List of Subsidiaries

23.1*	Consent of Independent Registered Public Accounting Firm

*	Filed herewith

(1)	Incorporated herein by reference to Form 10SB12G/A filed with the Securities & Exchange Commission on July 20, 2005 (SEC File No. 000-50370)
(2)	Incorporated herein by reference to Form 8-K filed with the Securities & Exchange Commission on June 7, 2006 (SEC File No. 000-50370)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE U.S.A. INCORPORATED

Dated: August 21, 2006	By:	/s/ Leonard DuCharme
Chief Executive Officer

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Business Acquired:

Unaudited Financial Statements of Business Acquired:

Consolidated Balance Sheet as of June 30, 2006	F-11
Consolidated Statement of Operations and Members’ Equity For The Six Months Ending June 30, 2006 and 2005	F-12
Consolidated Statement of Cash Flows For The Six Months Ending June 30, 2006 and 2005	F-13
Notes to the Consolidated Financial Statements	F-14

Unaudited Pro Forma Financial Statements:

Pro Forma Consolidated Condensed Financial Statements For The Six Months Ending June 30, 2006	F-19

Independent Auditor’s Report on the Financial Statements

To the Board of Directors
Pukka USA, Inc

We have audited the accompanying consolidated balance sheets of Pukka USA, LLC as of December 31, 2005 and 2004 and the related consolidated statements of income, member’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pukka USA, LLC as of December 31, 2005 and 2004 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 9 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
Salt Lake City, Utah
June 20, 2006

PUKKA USA, LLC and Affiliate
CONSOLIDATED BALANCE SHEET
For the Years Ending December 31, 2005 and 2004

	December 31,	December 31,
ASSETS	2005	2004

Current Assets:
Cash	$9,256	$27,618
Accounts Receivable	10,658	35,004
Less: Allowance for doubtful accounts	(6,717)	(30,579)
Inventory	-	87,565

Total Current Assets	13,197	119,608

Equipment	7,078	7,078
Less: Accumulated Depreciation	(1,011)	-

Total Equipment	6,067	7,078

Patents	8,821	8,521
Less: Accumulated Amortization	(535)	(107)

Total Patents	8,286	8,414

Total Assets	$27,550	$135,100
	===========	===========

LIABILITIES & MEMBERS' EQUITY

Current Liabilities
Accounts Payable	$58,867	$51,465
Accrued Expenses	7,743	8,513

Total Current Liabilities	66,610	59,978

Long-term Liabilities
Line of credit	3,978	6,425
Notes Payable to Members	35,888	39,888

Total Long-term Liabilities	39,866	46,313

Total Liabilities	106,476	106,291

Members' Equity	(78,926)	28,809

Total Liabilities and Members' Equity	$27,550	$135,100
	===========	===========

The accompanying notes are an integral part of these consolidated financial statements

PUKKA USA, LLC and Affiliate
CONSOLIDATED STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY
For the Years Ending December 31, 2005 and 2004

	Year Ended December 31, 2005	Year Ended December 31, 2004

Revenues	$231,151	$885,046
Cost of Goods Sold	195,251	714,474

Gross Profit	35,900	170,572

Expenses:
General and Administrative	70,025	59,909
Marketing	8,598	28,008
Bad Debt Expense	7,201	34,666
Amortization	428	107
Depreciation	1,011	-

Total Operating Expenses	87,263	122,690

Other Expenses:
Interest Expense	1,106	386

Net (Loss) Income	$(52,469)	$47,496

Beginning Members' Equity	$28,809	$16,454
Contributions	-	69,859
Distributions	(55,266)	(105,000)

Ending Members' Equity	$(78,926)	$28,809
	============	============

The accompanying notes are an integral part of these consolidated financial statements

PUKKA USA, LLC and Affiliate
CONSOLIDATED STATEMENT OF CASH FLOW
For the Years Ending December 31, 2005 and 2004

	For the year ended	For the year ended
	December 31, 2005	December 31, 2004

Cash Flows from Operating Activities:

Net (Loss) Income	$(52,469)	$47,496

Adjustments to reconcile net loss to net cash
Provided be operating activities:
Depreciation & Amortization	1,439	107
Changes in assets and liabilities:
Accounts receivable	24,346	13,654
Allowance for doubtful accounts	(23,862)	30,589
Inventory	87,565	7,027
Patents	(300)	(8,521)
Loans to shareholders	(4,000)	(34,510)
Line of credit	(2,447)	-
Current portion of notes payable	-	-
Accounts payable and accrued expenses	6,632	7,570

Net cash provided by Operating Activities	36,904	63,412

Cash Flows from Investing Activities:
Purchases of fixed assets	-	(7,078)

Net cash used by Investing Activities	-	(7,078)

Cash Flows from Financing Activities:
Line of credit	-	6,425
Member distributions	(55,266)	(105,000)
Member contributions	-	69,859

Net cash used by Financing Activities	(55,266)	(28,716)

Net (Decrease) Increase in Cash	$(18,362)	$27,618

Cash at Beginning of Period	$27,618	$-

Cash at End of Period	$9,256	$27,618
	============	============

Cash paid for:
Interest	$-	$-
Taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

Pukka USA, LLC and Affiliate
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Pukka USA, LLC (‘PUL”) is a Utah limited liability company formed on November 21, 2002 and is engaged in the business of manufacturing and selling an electric mini-bike and developing other electric motor driven transportation vehicles and associated products.  Red Iron Group, LLC (“RIG”) is a Utah limited liability company formed on April 23, 2003 for the purpose of purchasing and distributing the PUL electric mini-bike.

PUL and RIG are commonly controlled companies having shared management and more than 50% shared ownership. Accordingly, the accompanying consolidated financial statements include the accounts of both companies for all periods presented.  PUL and RIG are collectively referred to hereafter as the “Company.”

PUL is the holder of three (3) provisional and one (1) non-provisional patent applications for certain electric motor driven vehicle technologies which the Company believes to be unique.  The Company’s principle business focus is the development and commercial application of these technologies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of PUL and its affiliated entity RIG.  Affiliate entities in which PUL directly or indirectly owns more than 50% of the outstanding, voting interest are accounted for under the consolidation method of accounting. Under this method, an investee company's results of operations are reflected within PUL’s consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated.

Equity-Based Compensation Arrangements

The Company applies the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting For Stock Issued To Employees," and related interpretations, in accounting for its equity-based grants to employees. Under the intrinsic value method of accounting, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company applies the disclosure provisions specified in Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure - an Amendment of SFAS 123." PUL applies SFAS No. 123, "Accounting for Stock-Based Compensation," in accounting for equity-based grants to non-employees.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly-liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Allowance For Doubtful Accounts

The Company records bad debts using the allowance method. Accordingly, an allowance has been recorded in the consolidated financial statements for accounts that have been deemed to be doubtful of collection.

Equipment

Equipment is recorded at cost.  Depreciation is provided by use of the straight-line method over the estimated useful life of the asset (7 years)

Capitalized Interest

There was no capitalized interest during 2005 or 2004.

Product Research and Development

All costs incurred to establish the technological feasibility of new products or technology to be sold, leased, or otherwise marketed are charged to expense. Technological feasibility is established when a product design and a working model of the product have been completed and confirmed by testing. Costs to produce or purchase technology incurred subsequent to establishing technological feasibility are capitalized. Capitalization of costs ceases when the product is available for general release to customers. Costs to perform consulting or development services are charged to cost of revenues in the period in which the corresponding revenues are recognized. Costs of maintenance and customer support are charged to expense when related revenue is recognized or when these costs are incurred, whichever occurs first.

The Company has not incurred any costs related to the production or purchase of it’s hybrid technology, the feasibility of which will be confirmed through future testing.  All costs associated with the development, production and sale of the Pukka GX400C have been expensed in the periods to which they relate.

Patents

The costs of patents include direct costs incurred by the Company in applying for patents covering its internally developed technologies.

Revenue Recognition

The Company recognizes revenue when title to the related goods has been transferred to the buyer. For services rendered, revenue is recognized once the service has been completed.

Income Taxes

PUL and RIG are limited liability companies and are considered as partnerships for income tax purposes wherein all items of income and expense are passed through to their members.  Accordingly, there is no provision for income taxes or for deferred tax assets.

Impairment or Disposal of Long-Lived Assets:

In August 2001, FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business.  Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable.  When necessary, impaired assets are written down to their estimated fair value based on the best information available.  The Company has implemented FAS 144 for this fiscal year.

Recently Enacted Accounting Standards

The Company does not expect that the adoption of other recent accounting pronouncements will have a material effect on it’s financial statements.  Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”, SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67”, SFAS No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29”, and SFAS No. 123 (revised 2004), “Share-Based Payment”, SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3”, and SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”, were recently issued.  SFAS No. 151, 152, 153 and 123 (revised 2004), 154 and 155 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Use of Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company incurred a net loss of $52,469 for the year ended December 31, 2005 and has an accumulated deficit of $78,926 as of December 31, 2005. Consequently, the aforementioned items raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has incurred losses since its inception and has limited on-going operations.  Further, the Company has current liabilities in excess of current assets.  The Company’s ability to continue as a going concern is dependent upon its ability to raise capital through equity and debt financing or other means on desirable terms. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on favorable terms, management may be required to, liquidate available assets, restructure the company or cease operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 – PLAN OF 0PERATIONS

The Company’s revenue has been derived from the sale of an electric mini-bike known as the “Pukka GX400C.”  .

The Company has three (3) provisional patents and one (1) non-provisional patent filed with the U.S. Patent and Trademark Office.  The applications were filed for technology the Company believes to be unique in the application of:

(i)	a maximum efficiency control device (“MEC”) that will allow an electric motor to run more efficiently by operating at or near it peak operating limit for a higher percentage of total operating time filed on December 1, 2005,

(ii)	a hydraulic regenerative braking system (“HRB”) for capturing a moving vehicle’s kinetic energy for use in braking or battery recharging filed on November 3, 2005 and an update on December 12, 2005,

(iii)	an integrated extended range propulsion system (“ERT”) linking three drive motors to the same transmission filed on November 3, 2005, and

(iv)	a split-rim wheel (“Split-Rim”) that encapsulates a multi-speed planetary gear style transmission for light vehicles having small diameter wheels and small motors filed on October 4, 2004.

The Company will require additional capital in order to complete the development and commercial application of these technologies.  The Company has undertaken a plan of recapitalization which the Company anticipates will enable it to obtain the requisite capital.  There is no assurance that the Company will be able to raise the requisite capital when needed, or that such capital if received, will be sufficient to complete all of the work necessary to commercially develop the Company’s technologies.  There is also no assurance that the Company will be able to sell its debt or securities, or if able to do so, that such debt or equity securities can be issued on acceptable or favorable terms.

NOTE 5 – PATENTS

The direct costs associated with the filing of the Company’s patents have been capitalized and will be amortized over the effective period of the related patents once granted (20 and 21 years). The Company follows SFAS 121, which requires a review of the Company’s patents be made whenever events or changes in circumstances indicate that the carrying amount of the patents may not be recoverable. As of the date of these consolidated financial statements, no such events have occurred.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company rents office and storage space on a month-to-month basis.  The accompanying consolidated financial statements include rent expense of $7,345 and $5,575 for the years ended 2005 and 2004 respectively.

In 2004 a distributor of the Pukka GX400C was involved in a warranty claim lawsuit related to the distributor’s refurbishment of a used mini-bike.  In the first quarter of 2006 the distributor asserted a third-party claim against PUL.  The suit was settled shortly thereafter with PUL contributing $7,500 to the settlement, of which $2,500 was paid by PUL’s insurance carrier.  The total amount accrued in the financial statements as of December 31, 2004 and 2005, for this lawsuit is $7,500.  The Company does not expect to incur any additional expense related to this action.

NOTE 7 – NOTES PAYABLE MEMBERS

The Company had outstanding notes payable to Members of $35,888 and $39,888 at December 31, 2005 and 2004, respectively.  The notes are for cash advanced and unreimbursed expenses incurred by Paul Ressler, Darren Jensen, and Leonard DuCharme. Each note is payable along with any unpaid interest within 30 days of demand and bears interest at the rate of four percent (4%) per annum.

NOTE 8 – MEMBER INTERESTS

Each of PUL’s members’ interest is equal in rights and terms and entitles its owner to a pro-rata interest in each item of PUL income, expense and cash distributions, if any.  The members have no obligation to contribute capital to PUL and none of the members have any obligation for the general debts or obligations of PUL.

Each of RIG’s members’ interest is equal in rights and terms and entitles its owner to a pro-rata interest in each item of RIG income, expense and cash distributions, if any.  The members have no obligation to contribute capital to RIG and none of the members have any obligation for the general debts or obligations of RIG.

NOTE 9 – RECAPITALIZATION

On February 1, 2006 PUL converted its form of business from a Utah limited liability company to a Utah corporation (named Pukka USA, Inc. (“Pukka”)), issuing 12,135,000 shares of its $0.001 par value voting common stock in conversion of 100% of the limited liability company member interests.

NOTE 10 – SUBSEQUENT EVENTS

On January 1, 2006 Pukka entered into a consulting services agreement with Birchwood Capital Advisors Group, Inc. (“Birchwood”)  As compensation for these services, Birchwood will be issued 1,000,000 shares of Pukka common stock.

During February and March, 2006, Pukka received an aggregate total of $140,000 from three (3) private placement financings: (i) received $15,000 upon the issuance of its $15,000 promissory note plus 15,000 shares of Pukka common stock, (ii) received $25,000 in exchange for the issuance of 100,000 shares of Pukka common stock, and (iii) received $100,000 in exchange for the issuance of 4,500,000 shares of Pukka common stock.

In March, 2006 Pukka issued 8,000,000 shares of common stock to two (2) individuals and one (1) company for consulting services rendered.

On April 7, 2006 Pukka entered into an Investment Banking Agreement with Legend Merchant Group, Inc.(“Legend”).  As compensation for these services, Legend will be issued 1,650,000 shares of Pukka common stock.

As of the date of the Birchwood and the Legend agreements Pukka did not have a number of authorized but unissued shares of common stock sufficient to satisfy the requirements for the issuance of shares to Legend or to Birchwood.  These shares are being issued to Legend and Birchwood as part of the completion of the Share Exchange Agreement as described below.

On April 10, 2006 Pukka entered into three (3) Investor Relations Agreements with Transcontinental Media, Ltd; MNDD Communications, Ltd and Topaz Analytic, Ltd. In exchange for the issuance of warrants for the purchase of 3,600,000 shares of Pukka common stock an exercise price of $0.001 per share (the “Warrants”).  The companies were granted 1,200,000 Warrants each.

On August 15, 2006 Pukka and it’s shareholders closed upon a Share Exchange Agreement with Sunrise U.S.A. Incorporated, a Nevada corporation (“Sunrise”), whereby, Sunrise acquired 100% of the capital stock of Pukka and the shareholders and management of Pukka assumed control of Sunrise (the “Reverse Acquisition”).  In consideration of the acquisition, the shareholders and other equity security holders of Pukka received 31,000,000 shares of Sunrise common stock representing 93.87% of the post acquisition outstanding shares of Sunrise common stock.

Unaudited Financial Statements of Business Acquired:

PUKKA USA, INC. and Affiliate
Consolidated Balance Sheet

	June 30,	December 31
	2006	2005
	(Unaudited)	(Audited)

ASSETS
Current Assets:
Cash	$16,085	$9,256
Accounts Receivable	8,901	10,658
Less: Allowance for doubtful accounts	(8,901)	(6,717)
Employee Advances	16,000	-

Total Current Assets	32,085	13,197

Equipment	7,078	7,078
Less: Accumulated Depreciation	(2,191)	(1,011)

Total Equipment	4,887	6,067

Patents	8,821	8,821
Less: Accumulated Amortization	(811)	(535)

Total Patents	8,010	8,286

Total Assets	$44,982	$27,550
	============	============

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$100,600	$58,867
Accrued Wages Payable	66,781	7,743
Accrued Expenses	19,188
Note Payable	15,000

Total Current Liabilities	201,569	66,610

Long-term Liabilities
Line of credit	2,741	3,978
Notes Payable to Shareholders	35,888	35,888

Total Long-term Liabilities	38,629	39,866

Total Liabilities	$240,198	$106,476

Stockholders' Equity (Deficit)
Common Stock - $.001 par value, 25,000,000 shares authorized,
12,135,000 shares pro forma issued and outstanding on December 31, 2005 and 24,750,000 shares issued and outstanding on June 30, 2006	$24,750	$12,135
Common Stock Subscribed 2,650,000 shares	2,650
Additional Paid-In Capital	402,408	(91,061)
Accumulated Deficit	(625,024)	-

Total Stockholders' (Deficit)	(195,216)	(78,926)

Total Liabilities and Stockholders' Equity (Deficit)	$44,982	$27,550
	============	============

The accompanying notes are an integral part of these unaudited consolidated financial statements

PUKKA USA, INC. and Affiliate
Consolidated Statement of Operations
For The Six Months Ended June 30, 2006 and 2005
(Unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30	June 30
	2006	2005

Revenues	$14,572	$216,542
Cost of Goods Sold	6,605	114,648

Gross Profit	7,967	101,894

Expenses:
General and Administrative	245,617	30,998
Stock based compensation	384,000	-
Marketing	-	-
Bad Debt Expense	2,184	-
Amortization	276	214
Depreciation	506	506

Total Operating Expenses	632,583	31,718

Other Expenses:
Interest Expense	408	821

Net (Loss) Income	$(625,024)	$69,355
	============	============

The accompanying notes are an integral part of these unaudited consolidated financial statements

PUKKA USA, INC. and Affiliate
Consolidated Statements of Cash Flows
For The Six Months Ended June 30, 2006 and 2005
(Unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30	June 30
	2006	2005

Cash Flows from Operating Activities:
Net (Loss) Income	$(625,024)	$69,355

Adjustments to reconcile net loss to net cash
Provided by operating activities:
Depreciation & Amortization	782	782
Issuance of stock for services & interest	290,088	-
Issuance of warrants for services	94,320	-
Changes in assets and liabilities:
Accounts receivable	1,757	(81,240)
Allowance for doubtful accounts	2,184	(30,579)
Employee advances	(16,000)	-
Inventory		87,565
Accrued expenses	11,445	(1,203)
Accrued wages payable	66,781	-
Accounts payable	41,733	(19,892)

Net cash provided by Operating Activities	(131,934)	24,788

Cash Flows from Investing Activities:
Purchases of assets	-	(300)

Net cash used by Investing Activities	-	(300)

Cash Flows from Financing Activities:
Note payable to shareholder	15,000	(4,000)
Payments on line of credit	(1,237)	(1,217)
Issuance of stock for cash	125,000	-
Distributions to members		(32,000)

Net cash used by Financing Activities	138,763	(37,217)

Net (Decrease) Increase in Cash	$6,829	$(12,729)

Cash at Beginning of Period	9,256	27,618

Cash at End of Period	$16,085	$14,889
	===========	===========

Cash paid for:
Interest	-
Taxes	-

The accompanying notes are an integral part of these unaudited consolidated financial statements

PUKKA USA, INC. and Affiliate
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 1 – Basis of Presentation

The unaudited condensed consolidated financial information included for the six month period ended June 30, 2006 and 2005 have been prepared by Pukka USA, Inc. (“Pukka”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with Pukka’s consolidated financial statements and the notes thereto for the years ending December 31, 2005 and 2004 included in the Report on Form 8-K filed with the Securities and Exchange Commission by Sunrise U.S.A. Incorporated. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2006.

Note 2 – New Accounting Standards

Effective January 1, 2006, Pukka adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No.123R) requiring that compensation cost relating to share-based payment transactions be recognized under fair value accounting and recorded in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the grantee’s requisite service period (generally the vesting period of the equity award). Prior to January 1, 2006, share-based compensation to employees was recorded in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25), and related interpretations. The Company also followed the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. Pukka adopted SFAS No. 123R using the modified prospective method and, accordingly, financial statement amounts for prior periods presented herein have not been restated to reflect the fair value method of recognizing compensation cost relating to non-qualified stock options. There was no compensation cost related to non-qualified stock options recognized in operating results for the six months ended June 30, 2006 and 2005.

According to the fair value method of valuing option awards the fair value is estimated on the date of grant using the Black-Scholes option-pricing model. The use of this model includes; (i) a calculation of an expected volatility based on historical stock trading prices, (ii) derivation of an expected term for the option using an estimate of the time options are expected to remain outstanding as defined under the SEC Staff Accounting Bulletin No. 107, Topic 14: “Share-based Payment,” and (iii) the use of the risk-free rate for periods within the contractual life of the option using the U.S. treasury yield curve in effect at the time of grant.

Note 3 – Going Concern

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles, which contemplates continuation of Pukka as a going concern. Pukka incurred a net loss of $624,024 for the six months ended June 30, 2006 and has an accumulated deficit of $624,024 as of June 30, 2006. Consequently, the aforementioned items raise substantial doubt about Pukka’s ability to continue as a going concern.

The Company has incurred losses since its inception and has limited on-going operations.  Further, the Company has current liabilities in excess of current assets.  The Company’s ability to continue as a going concern is dependent upon its ability to raise capital through equity and debt financing or other means on desirable terms. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on favorable terms, management may be required to, liquidate available assets, restructure the company or cease operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 4 – Patents and Plan of Operations

Pukka is the holder of three (3) provisional and one (1) non-provisional patent applications for certain electric motor driven vehicle technologies, which the Company believes to be unique.  The Company’s principle business focus is the development and commercial application of these technologies.  The applications were filed for technology the Company believes to be unique in the application of:
(i)	a maximum efficiency control device (“MEC”) that will allow an electric motor to run more efficiently by operating at or near it peak operating limit for a higher percentage of total operating time filed on December 1, 2005,

(ii)	a hydraulic regenerative braking system (“HRB”) for capturing a moving vehicle’s kinetic energy for use in braking or battery recharging filed on November 3, 2005 and December 12, 2005,

(iii)	an integrated extended range propulsion system (“ERT”) linking three drive motors to the same transmission filed on November 3, 2005, and

(iv)	a split-rim wheel (“Split-Rim”) that encapsulates a multi-speed planetary gear type transmission for light vehicles having small diameter wheels and small motors filed on October 4, 2004.

The Company will require additional capital in order to complete the development and commercial application of these technologies.  The Company has undertaken a plan of recapitalization, which the Company anticipates will enable it to obtain the requisite capital.  There is no assurance that the Company will be able to raise the requisite capital when needed, or that such capital if received, will be sufficient to complete all of the work necessary to commercially develop the Company’s technologies.  There is also no assurance that the Company will be able to sell its debt or securities, or if able to do so, that such debt or equity securities can be issued on acceptable or favorable terms.

Note 5 – Statutory Conversion

On February 1, 2006, Pukka converted its form of business from a Utah limited liability company to a Utah corporation, issuing 12,135,000 shares of its $0.001 par value voting common stock in conversion of 100% of the limited liability company member interests.

Note 6 – Accrued Wages Payable

The Company has accrued compensation due officers of $66,781 payable $24,934 to Leonard DuCharme, $$24,934 to Paul Ressler and $16,912 to Darren Jensen.  This compensation is due for the period from April to June 2006 and will be paid to without interest. The Company anticipates accruing unpaid compensation until the Company’s cash flow permits the payment of the accrued compensation.

Note 7 – Notes Payable

On February 6, 2006 Pukka issued its promissory note in the amount of $15,000.  The promissory note is repayable August 6, 2006 and bears interest at the rate of 20% per annum.  In addition Pukka issued 15,000 shares of common stock to the lender as additional interest.  The issuance of these shares has been accounted for as additional promissory note interest and the accompanying financial statements include $408 of interest expense representing the fair value of this stock-based payment.

The Company had outstanding notes payable to Members of $35,888 at December 31, 2005 and June 30, 2006.  The notes are for cash advances and unreimbursed expenses incurred by Paul Ressler, Darren Jensen, and Leonard DuCharme. The notes are due within 30 days of demand and bear interest at a rate of four percent (4%) per annum.

Note 8 – Related Party Transactions

On January 1, 2006 Pukka entered into a business consulting agreement with Birchwood Capital Advisors Group, Inc.  In consideration for the services to be performed under the agreement Birchwood was paid 1,000,000 shares of common stock.  The accompanying financial statements include $27,200 of consulting services expense representing the fair value of this stock-based compensation payment.

March, 2006 the Company issued 8,000,000 shares of common stock to three (3) individuals for consulting services rendered.  The accompanying financial statements include an aggregate of $217,600 of consulting services expense representing the fair value of this stock-based compensation payment.

On April 1, 2006 Pukka entered into a business consulting agreement with Legend Merchant Group, Inc.  The agreement provides that Legend is to be issued 1,650,000 shares of Pukka common stock upon the execution of the agreement and for Legend to provide financial consulting services for a period of two years.  The accompanying financial statements include $44,880 of consulting services expense representing the fair value of this stock-based compensation payment.

On April 10, 2006 Pukka entered into three (3) one-year investor relations agreements.  Consideration for the services to be performed by these persons was the grant of a warrant for the purchase of 1,200,000 shares of Pukka common stock at an exercise price of $0.001 per share.  All of these warrants were exercised at the consummation of the Sunrise Share Exchange with each warrant holder receiving Sunrise shares at the rate of 1 share for 1 share. The accompanying financial statements include an aggregate expense of $94,320 of consulting services expense representing the fair value (net of the exercise price) of this stock-based compensation payment.

Note 9 – Stockholder’s Equity

Upon Pukka’s recapitalization, Pukka issued 12,135,000 shares of its common stock to its former LLC members.  (See Note 5 above.)  During February and March, 2006 Pukka issued an aggregate of 4,600,000 shares of common stock to seven (7) investors in exchange for $125,000 in cash.  On February 6, 2006, Pukka issued 15,000 shares of its common stock to an individual in consideration of a loan of $15,000 evidenced by Pukka’s $15,000 promissory note.  (See Note 7 above.)  From January 1, 2006 through April 10, 2006, Pukka entered into a series of agreements pursuant to which it issued or agreed to issue 14,250,000 shares of its common stock as consideration thereunder.  (See Note 8 above.)

As of June 30, 2006, Pukka has 24,750,000 shares of voting common stock issued and outstanding, 2,650,000 shares of common stock subscribed for and warrants outstanding for the purchase of 3,600,000 shares of common stock at an exercise price of $0.001 per share (collectively the “Exchange Securities”).  Pursuant to the terms of the Reverse Acquisition, see Note 11, all of the these securities were exchanged for the issuance of 31,000,000 shares of Sunrise U.S.A. Incorporated’s restricted $0.0001 par value voting common stock issued on a 1 share for 1 share basis.

Note 10 – Income Taxes

For the period ending June 30, 2005 Pukka was a limited liability company and was accounted for as a pass-through partnership for income tax reporting purposes and there is no provision for income taxes.

Pukka’s status as a pass-through partnership tax reporting enterprise was terminated on February 6, 2006, the date of its conversion to a corporation.  Thereafter, income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of related valuation allowances, which have been recorded against deferred tax assets. Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting of assets and liabilities. Net deferred tax assets and liabilities, relating primarily to federal and state net operating loss carry forwards that have been deferred for tax purposes, have been offset by a valuation reserve because management has determined that there is no assurance that the deferred tax assets will be realized.

Note 11 – Subsequent Event Reverse Acquisition

On August 15, 2006 Pukka and its shareholders closed upon a Share Exchange Agreement (the “Closing”) with Sunrise U.S.A. Incorporated, a Nevada corporation (“Sunrise”), whereby Pukka was acquired by Sunrise (the “Reverse Acquisition”).  In consideration of the acquisition, (i) the shareholders of Pukka received 24,750,000 shares of Sunrise common stock, (ii) Legend Merchant Group, Inc. received 1,650,000 shares and Birchwood Capital Advisors Group, Inc. received 1,000,000 shares of Sunrise common stock and (iv) the holders of Pukka Warrants exercised their warrants and received 3,600,000 shares of Sunrise common stock.

Though Sunrise, the acquirer, acquired Pukka, the acquiree, the transaction resulted in the control of Sunrise passing to the management and shareholders of Pukka, a reverse acquisition purchase.  Accordingly, Pukka will be treated as the accounting parent of the consolidated group in accordance with generally accepted accounting principles for all future consolidated financial statements.  Following the Acquisition, the consolidated group consists solely of Sunrise, the statutory parent company, and Pukka, its wholly owned operating subsidiary.

Sunrise is required to file periodic reports with the Securities & Exchange Commission (“SEC”).  Also, Sunrise is defined as a blank check company pursuant to Section 7(b)(3) of the Securities Act of 1933.  As such all of the shares of common stock of Sunrise were being held in escrow (collectively the “Sunrise Escrow Shares”) pending the completion of a business combination.  The business combination with Pukka satisfies the conditions upon which the Sunrise Escrow would be terminated and all of the Sunrise Escrow Shares were delivered to their respective owners.

The former Sunrise officers, directors and affiliate shareholders own 2,656,356 shares of Sunrise common stock, which shares can only be resold pursuant to an effective registration statement.  These shareholders and Sunrise have entered into a Registration Rights Agreement, which agreement also includes 30,000,000 shares of Sunrise common stock issued to certain of the Pukka shareholders.  The Registration Rights Agreement covers a total of 32,656,356 shares of Sunrise common stock, grants the holders of these shares a one time demand right for registration and a right for piggy-back registration in respect of the next registration statement that may be filed by Sunrise.

On June 7, 2006 Sunrise and nine (9) shareholders of Pukka entered into a Lock-Up/Leak-Out Agreement that provides for the escrow of all of their shares of Sunrise common stock (12,500,000 shares) (the “Lock-Up Agreement” and the “Escrow Shares”).  The Lock-Up Agreement provides for the leak-out of the Escrow Shares over an eighteen-month period beginning 60 days after the first day of a bid/ask market for Sunrise common stock.  The Escrow Shares are also subject to registration under the Registration Rights Agreement, with any sale there under remaining subject to the quantity and price limitations as set forth in Lock-Up Agreement.

PUKKA USA, INC. and Affiliate
Pro Forma Financial Statements
(Unaudited)

Pro forma financial information showing the effects of the Reverse Acquisition assuming the acquisition had occurred on June 30, 2006 would be as follows:

Pro-Forma Consolidated Condensed Balance Sheet
As Of June 30, 2006 (Unaudited)

As Of June 30, 2006

ASSETS
Current Assets	$35,884
Equipment net of depreciation	4,887
Patents net of amortization	8,010

Total Assets	$48,781
============

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities	$137,233
Notes & Accounts Payable Shareholders	128,099
Long-term Liabilities	2,741

Total Liabilities	265,332

Stockholders’ (Deficit)
Preferred Stock 1,000,000 shares authorized none outstanding
Common Stock $0.0001 par value, 99,000,000 authorized 33,023,543 shares pro-forma issued and outstanding	3,302
Additional Paid-In Capital	485,146
Accumulated Deficit	(704,999)

Total Stockholders’ (Deficit)	(216,551)

Total Liabilities and Stockholders' (Deficit)	$48,781
============

Pro-Forma Consolidated Condensed Statement of Operations
For The Six Months Ended June 30, 2006 (Unaudited)

Six Months Ended June 30, 2006

Revenues	$14,572
Cost of Goods Sold	6,605

Gross Profit	7,967

Operating & Interest Expenses	631,991
Expense associated with the Reverse Acquisition of Sunrise	79,975

Total Expenses	711,558

Pro-Forma Net (Loss)	$(703,999)
============

Pro-Forma Consolidated Condensed Statement of
Shareholder’s Deficit (Unaudited)

	Preferred Stock		Common Stock		Additional	Accumulated	Total
	Number		Number of		Paid-in	Retained	Stockholders'
	of Shares	Amount	Shares	Amount	Capital	(Defit)	Equity

Balance, June 30, 2006	-	$ -	27,400,000	$ 27,400	$ 402,408	$ (625,024)	$ (195,216)
	=======	=======	========	=======	========	=========	=========

Restatement of par value				$ (24,660)	$ 24,660		$ -
Exercise of Warrants			3,600,000	360	3,240		3,600
Reverse Acquisition of Sunrise
Liabilities net of assets assumed						(24,935)	(24,935)
Sunrise shares issued and outstanding			2,023,543	202	54,838	(55,040)	-

Pro-Forma Balance, June 30, 2006	-	$ -	33,023,543	$ 3,302	$ 485,146	$ (704,999)	$ (216,551)
	=======	=======	========	=======	========	=========	=========

The accompanying notes are an integral part of these unaudited pro forma financial statements

PUKKA USA, INC. and Affiliate
Notes to the Pro Forma Financial Statements
(Unaudited)

Note 1 – Basis of Pro Forma Presentation

Sunrise, the acquirer, acquired Pukka, the acquiree on August 15, 2006.  The transaction resulted in the control of Sunrise passing to the management and shareholders of Pukka, and will be accounted for as a reverse acquisition purchase.  Accordingly, Pukka will continue will be treated as the accounting parent of the consolidated group in accordance with generally accepted accounting principles for all future consolidated financial statements.

Note 2 – Pro Forma Adjustments

The pro forma financial statements reflect the effects of the reverse acquisition purchase to the consolidated financial statements of Pukka and Affiliate for the period ending June 30, 2006 as if the transaction had closed on June 30, 2006.  The pro forma adjustments are summarized as follows:  (1) the restatement of the group’s common stock par-value from Pukka par value of $0.001 per share to the Sunrise (the statutory parent) par value of $0.0001 per share, (2) to reflect the exercise of 3,600,000 Pukka warrants at $0.001 per share, for which the Warrant Holders agreed to accept Sunrise common shares $0.0001 par value, (3) assumption of Sunrise liabilities of $24,935, (4) the addition of the 2,023,543 shares of Sunrise issued and outstanding common stock as a deemed issuance of shares by the consolidated group at a fair value of $55,040 and (5) recognition as an expense for the period of the liabilities assumed plus the fair value of the Sunrise Shares deemed to have been issued for a total expense of $79,975.